UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2006
CA, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

One CA Plaza Islandia, New York (Address of Principal Executive Offices)	11749 (Zip Code)
(631) 342-6000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1: NOTICE TO DIRECTORS AND EXECUTIVE OFFICERS

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
          As previously reported on its Current Report on Form 8-K filed on June 29, 2006, the Company suspended sales of shares of its common stock to its employees under its Savings Harvest Plan (the “Plan”), from 5:30 p.m. (ET) on Thursday, June 29, 2006 through 5:30 p.m. (ET) on Friday, July 28, 2006 (the “Suspension Period”). The Company is now extending the Suspension Period through 9:30 a.m. (ET) on Tuesday, August 1, 2006 (the “Extended Suspension Period”). During the Extended Suspension Period, directors and executive officers of the Company will not be permitted to purchase or sell any shares of Company common stock (unless, as required by law, certain conditions are met). On July 28, 2006, the Company gave notice of the Extended Suspension Period to its directors and executive officers, a copy of which is filed as Exhibit 99.1 hereto.
          The Company previously imposed the Suspension Period because it did not file its Annual Report on Form 10-K for the fiscal year ended March 31, 2006 (the “Form 10-K”) by its extended due date of June 29, 2006. The Company is imposing the Extended Suspension Period because it expects to file its Form 10-K on July 31, 2006. As a result, the Company will not use its existing registration statement under the Securities Act of 1933 to offer and sell Plan interests or the Company’s common stock to employees until it has filed the Form 10-K with the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Notice to Directors and Executive Officers of CA, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.
Date: July 28, 2006	By:	/s/ Robert G. Cirabisi
Robert G. Cirabisi Acting Chief Financial Officer,
Senior Vice President and Corporate Controller